                                                      REGISTRATION NO. 33-24648
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             MCRAE INDUSTRIES, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                  56-0706710
----------------------------------    -----------------------------------------
  (State or other jurisdiction         (I.R.S. Employer Identification Number)
of incorporation or organization)


400 NORTH MAIN STREET, MT. GILEAD, NORTH CAROLINA                     27306
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


                             MCRAE INDUSTRIES, INC.
                      1985 NON-QUALIFIED STOCK OPTION PLAN
  --------------------------------------------------------------------------
                            (Full title of the Plan)



                       Name, address and telephone number
                              of agent for service

                                 D. GARY MCRAE
                            PRESIDENT AND TREASURER
                             MCRAE INDUSTRIES, INC.
                             400 NORTH MAIN STREET
                        MT. GILEAD, NORTH CAROLINA 27306
                                  910/439-6147

                             Please send copies of
                             all communications to:

                           A. ZACHARY SMITH III, ESQ.
                  KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                  BANK OF AMERICA CORPORATE CENTER, SUITE 4200
                             100 NORTH TRYON STREET
                      CHARLOTTE, NORTH CAROLINA 28202-4006



                       REMOVING SHARES FROM REGISTRATION

                      REMOVAL OF SHARES FROM REGISTRATION

McRae Industries, Inc., a Delaware Corporation (the "Company"), hereby amends this Registration Statement on Form S-8, File No. 33-24648 (the "Registration Statement"), filed in connection with the McRae Industries, Inc. 1985 Non-Qualified Stock Option Plan (the "Plan") to withdraw from registration all the shares of Class A and Class B Common Stock, par value $1.00 per share, of the Company registered under the Registration Statement with respect to which options have not been granted under the Plan other than shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock which were issued under the Plan and remain outstanding. The Plan has been terminated and there are no outstanding unexercised options under the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Gilead, State of North Carolina, on March 3, 1999.

                             McRAE INDUSTRIES, INC.



                             By:  /s/  D. Gary McRae
                                ------------------------------------
                                     D. Gary McRae
                                     President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                            Title                                           Date
                 ---------                            -----                                           -----


   /s/   D. Gary McRae                         President and Treasurer                             March 3, 1999
--------------------------------------         (Principal Executive and Financial
D. Gary McRae                                  Officer) and Director


   /s/   Marvin Kiser                          Controller                                          March 3, 1999
--------------------------------------         (Principal Accounting Officer)
Marvin Kiser


   /s/   George M. Bruton                      Director                                            March 3, 1999
--------------------------------------
George M. Bruton


   /s/   Hilton J. Cochran                     Director                                            March 3, 1999
--------------------------------------
Hilton J. Cochran


   /s/   Brady W. Dickson                      Director                                            March 3, 1999
--------------------------------------
Brady W. Dickson


   /s/   Victor A. Karam                       Director                                            March 3, 1999
--------------------------------------
Victor A. Karam


   /s/   James W. McRae                        Director                                            March 3, 1999
--------------------------------------
James W. McRae


   /s/   Harold W. Smith                       Director                                            March 3, 1999
--------------------------------------
Harold W. Smith